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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated October 12, 1998, except for Note P which is dated May 15, 2000, relating to the financial statements of Aviation Group, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Dallas, Texas
November 8, 2000
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                  [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of Aviation Group, Inc. of our report dated December 2, 1999 (except as to note 12 which is as at December 7, 1999, and note 23 which is as at November 8, 2000) relating to the consolidated financial statements of travelbyus.com, ltd., which appears in the above noted Registration Statement.

We also consent to the use of our reports dated November 23, 1999, January 28, 2000 and April 12, 2000 relating to the financial statements of Express Vacations, LLC, Cheap Seats Inc. and Cruise Shoppes America, Ltd. respectively, which also appear in the above noted Registration Statement.

We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in the above noted Registration Statement.

/s/ PricewaterhouseCoopers LLP

Vancouver, Canada
November 8, 2000